Exhibit 8.1

List of Principal Subsidiaries and Consolidated Affiliated Entities of JOYY Inc.

Subsidiaries	Place of Incorporation
Duowan Entertainment Corporation	BVI
NeoTasks Inc.	Cayman Islands
NeoTasks Limited	Hong Kong
Guangzhou Huanju Shidai Information Technology Co., Ltd.	PRC
Huanju Shidai Technology (Beijing) Co., Ltd.	PRC
Zhuhai Duowan Information Technology Co., Ltd.	PRC
HUYA Inc.*	Cayman Islands
Huya Limited*	Hong Kong
Guangzhou Huya Technology Co., Ltd.*	PRC
Engage Capital Partners I. L.P.	Cayman Islands
BiLin Information Technology Co., Ltd.	Cayman Islands
BiLin Information Technology Co., Limited	Hong Kong
Guangzhou Bilin Changxiang Information Technology Co., Ltd.	PRC
Guangzhou 100-Education Technology Co., Ltd.	PRC
Bigo Inc	Cayman Islands
Beyond Precision Limited	Cayman Islands
Bigo Technology Pte. Ltd.	Singapore
Bigo (Hong Kong) Limited	Hong Kong
Guangzhou BaiGuoYuan Information Technology Co., Ltd.	PRC
Bigo Internet Information Pte. Ltd.	Singapore
Guangzhou Wangxing Information Technology Co., Ltd.	PRC
100Edu Inc.	Cayman Islands
100Edu Limited	Hong Kong
Bigo Technology (UK) Limited	United Kingdom
Singularity IM, Inc.	Delaware
PageBites, Inc.	Delaware

Consolidated Affiliated Entities and their Subsidiaries	Place of Incorporation
Beijing Tuda Science and Technology Co., Ltd.	PRC
Guangzhou Huaduo Network Technology Co., Ltd.	PRC
Guangzhou Huanju Electronic Commerce Co., Ltd.	PRC
Zhuhai Huanju Interactive Entertainment Technology Co., Ltd.	PRC
Guangzhou Huanju Microfinance Co., Ltd.	PRC
Guangzhou Bilin Online Information Technology Co., Ltd.	PRC
Guangzhou Huya Information Technology Co., Ltd.*	PRC
Guangzhou Sanrenxing 100-Education Technology Co., Ltd.	PRC
Guangzhou BaiGuoYuan Network Technology Co., Ltd.	PRC
Shanghai Yilian Equity Investment Partnership (LP)	PRC
Guangzhou Yilian Yixing Equity Investment Partnership (LP)	PRC
Chengdu Yunbu Network Technology Co., Ltd.	PRC
Chengdu Luota Network Technology Co., Ltd.	PRC
Chengdu Jiyue Network Technology Co., Ltd.	PRC

* On April 3, 2020, we transferred 16,523,819 Class B ordinary shares of Huya to Linen Investment Limited, a wholly-owned subsidiary of Tencent. As a result of the closing of the share transfer, we no longer consolidate the operating results of Huya into our financial statements.